EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

THIRD QUARTER 2013 RESULTS

•                  Third quarter 2013 revenue increases 7.9% to $623.4 million from $577.5 million

•                  Third quarter 2013 net income of $14.0 million, or $0.52 per share, on better business levels

•                  Panther produces significant improvement in third quarter operating income and EBITDA

•                  All emerging, non-asset-based businesses generated third quarter operating income on revenue growth

•                  ABF Freight’s new five-year labor agreement was implemented on November 3

•                  Year-to-date ABF Freight results just above breakeven levels

(Fort Smith, Arkansas, November 11, 2013) — Arkansas Best Corporation (Nasdaq: ABFS) today reported higher third quarter 2013 net income in the seasonally strong business environment for ABF Freight System, Inc., while Arkansas Best’s emerging businesses continued to experience revenue growth and positive margins.

Arkansas Best’s third quarter 2013 revenue was $623.4 million compared to revenue of $577.5 million in the third quarter of 2012. Third quarter 2013 net income was $14.0 million, or $0.52 per share, compared to third quarter 2012 net income of $6.5 million, or $0.24 per share.  The third quarter 2013 results included pension settlement charges of $0.04 per share related to Arkansas Best’s nonunion defined benefit pension plan which, as previously announced, was amended to freeze the accrual of future benefits of nonunion employees beginning July 1, 2013.  In addition, third quarter 2013 results included a tax benefit of $0.02 per share related to the reversal of previously established deferred tax asset valuation allowances.  Excluding both of these items, Arkansas Best had third quarter 2013 net income of $14.5 million, or $0.54 per share.

“This was our strongest quarter of the year thanks to the solid performances of our emerging businesses and a tonnage uptick for ABF Freight,” said Arkansas Best President and Chief Executive Officer Judy R. McReynolds.  “In particular, Panther Expedited Services, which we acquired in June 2012, showed improved demand in several of the industries it serves.”

ABF Freight’s revenue increased during the traditionally strong third quarter.  However, union salary wage and benefit costs remained unacceptably high as the previous national labor agreement remained in place.  This was the result of operating under several extensions of the previous labor agreement pending final resolution of all regional supplemental agreements to the new ABF National Master Freight Agreement (“ABF NMFA”), which was implemented on November 3.

ABF’s third quarter 2013 total billed revenue per hundredweight was $28.67 compared to $28.46 in the same period last year.  Without the impact of year-over-year changes in third quarter freight profile and account mix, which was similar to what ABF has experienced in the last several quarters, the level of ABF’s yield improvement was even greater.

For the first nine months of 2013, ABF Freight’s operating income was just above break-even, reflecting the high cost structure associated with the previous labor agreement. In addition, year-to-date capital expenditures for ABF Freight were minimal while the contract resolution process continued, resulting in lower than normal depreciation expense for an asset-intensive LTL business. ABF Freight also benefitted from lower retirement plan costs for nonunion employees as a result of the previously described pension amendment.

Consistent with trends throughout this year, Arkansas Best’s emerging, non-asset-based businesses continued to experience growing revenue, operating margins, and cash flow generation.  During the third quarter, these expanding businesses equaled 26% of total consolidated revenue, reflecting an increase in this measure during each quarter of this year.  On a combined basis, Panther and all other non-asset-based businesses generated third quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $9.7 million, a 45% increase over EBITDA generated in the third quarter of 2012.  “We are pleased that our strategy of utilizing the strengths of our companies to offer end-to-end logistics solutions is benefitting our customers and positively contributing to our financial results,” said McReynolds.

ABF Labor Contract

As reported on October 30, the new ABF NMFA for employees represented by the International Brotherhood of Teamsters (“IBT”) was implemented on November 3, 2013, and runs through March 31, 2018.  Full ratification of the new contract represents a major milestone for ABF. “While this is a significant step toward increasing ABF’s profitability, there are other initiatives underway intended to improve operational efficiency,” McReynolds noted. As previously announced, the level of cost savings achieved from the labor contract impacts the depth and analysis of future network improvements. Because there are additional opportunities to more cost effectively serve ABF’s customers and further savings are needed in order to return to historic profitability, ABF currently has an active network analysis underway, the results of which are expected to be announced in the first half of 2014.

During the third quarter, the United States Court of Appeals for the Eighth Circuit affirmed the lower court’s decision to dismiss ABF’s complaint against the IBT and various YRC subsidiaries. ABF decided not to seek further review of the lawsuit, and as a result the legal process has now ended.

Closing Comments

“While our third quarter results improved on prior quarter trends and reflected strides in our emerging businesses, we remain focused on returning ABF Freight to its historic profitability,” said McReynolds.  “After a long and complex labor negotiation process at ABF Freight, we are pleased to have an implemented contract that allows us to lower costs while still providing the best-paying jobs in the industry. Going forward, we will continue with initiatives at ABF and all of our operating companies that will enable us to better serve our customers in the rapidly evolving transportation and logistics marketplace.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2013 third quarter results.  The call will be today, Monday November 11, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 768-3350.  Following the call, a recorded playback will be available through the end of the day on December 11, 2013.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21675784.  The conference call and playback can also be accessed, through December 11, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations, and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, a workforce stoppage by our employees covered under ABF’s collective bargaining agreement or unfavorable terms of future collective bargaining agreements; relationships with employees, including unions; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the use of information technology platforms in our business; availability, timing, and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; potential impairment of goodwill and intangible assets; the impact of our brand and corporate reputation; the cost, timing, and performance of growth initiatives; the cost, integration, and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems, and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
	(Unaudited)
	($ thousands, except share and per share data)
OPERATING REVENUES	$623,414	$577,546	$1,720,999	$1,528,956

OPERATING EXPENSES AND COSTS	602,912	565,313	1,715,431	1,532,509

OPERATING INCOME (LOSS)	20,502	12,233	5,568	(3,553)

OTHER INCOME (EXPENSE)
Interest and dividend income	167	155	499	623
Interest expense and other related financing costs	(993)	(1,609)	(3,279)	(3,863)
Other, net	1,328	997	2,778	2,117
	502	(457)	(2)	(1,123)

INCOME (LOSS) BEFORE INCOME TAXES	21,004	11,776	5,566	(4,676)

INCOME TAX PROVISION (BENEFIT)	7,022	5,258	101	(4,873)

NET INCOME	$13,982	$6,518	$5,465	$197

EARNINGS PER COMMON SHARE(1)
Basic	$0.52	$0.24	$0.20	$—
Diluted	$0.52	$0.24	$0.20	$—

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,736,810	25,613,315	25,690,184	25,535,969
Diluted	25,736,810	25,613,315	25,690,184	25,535,969

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03	$0.09	$0.09

(1)         The Company uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME	$13,982	$6,518	$5,465	$197

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(585)	(309)	(243)	(113)

ADJUSTED NET INCOME FOR CALCULATING EARNINGS PER COMMON SHARE	$13,397	$6,209	$5,222	$84

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30 2013	December 31 2012
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$107,611	$90,702
Short-term investments	28,573	29,054
Restricted cash, cash equivalents, and short-term investments	1,902	9,658
Accounts receivable, less allowances (2013 — $4,645; 2012 — $5,249)	212,946	180,631
Other accounts receivable, less allowances (2013 — $1,402; 2012 — $1,334)	9,532	6,539
Prepaid expenses	15,980	17,355
Deferred income taxes	47,038	39,245
Prepaid and refundable income taxes	2,186	5,681
Other	8,882	7,185
TOTAL CURRENT ASSETS	434,650	386,050

PROPERTY, PLANT AND EQUIPMENT
Land and structures	245,207	243,699
Revenue equipment	591,367	589,729
Service, office, and other equipment	122,057	119,456
Software	109,111	103,164
Leasehold improvements	23,524	23,272
	1,091,266	1,079,320
Less allowances for depreciation and amortization	691,730	635,292
	399,536	444,028
GOODWILL	76,448	73,189
INTANGIBLE ASSETS, NET	76,431	79,561
OTHER ASSETS	51,058	51,634

	$1,038,123	$1,034,462

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$11,645	$13,645
Accounts payable	95,609	84,292
Income taxes payable	2,868	59
Accrued expenses	181,197	158,668
Current portion of long-term debt	35,353	43,044
TOTAL CURRENT LIABILITIES	326,672	299,708

LONG-TERM DEBT, less current portion	88,893	112,941
PENSION AND POSTRETIREMENT LIABILITIES	38,040	104,673
OTHER LIABILITIES	13,560	12,832
DEFERRED INCOME TAXES	71,275	45,309

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2013: 27,408,046 shares; 2012: 27,296,285 shares	274	273
Additional paid-in-capital	291,445	289,711
Retained earnings	287,204	284,157
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(21,470)	(57,372)
TOTAL STOCKHOLDERS’ EQUITY	499,683	458,999

	$1,038,123	$1,034,462

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	2013	2012
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$5,465	$197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,439	62,772
Amortization of intangibles	3,130	1,218
Pension settlement expense	1,834	—
Share-based compensation expense	3,579	4,711
Provision for losses on accounts receivable	1,658	1,314
Deferred income tax benefit	(5,770)	(3,795)
Gain on sale of property and equipment	(486)	(582)
Changes in operating assets and liabilities:
Receivables	(36,513)	(28,956)
Prepaid expenses	1,768	2,940
Other assets	(1,557)	(591)
Income taxes	6,868	938
Accounts payable, accrued expenses, and other liabilities(1)	21,836	7,942
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,251	48,108

INVESTING ACTIVITIES
Purchases of property, plant, and equipment, net of financings	(13,078)	(31,923)
Proceeds from sale of property and equipment	1,857	5,126
Purchases of short-term investments	(21,230)	(38,708)
Proceeds from sale of short-term investments	21,713	25,018
Business acquisition, net of cash acquired(2)	(4,146)	(180,793)
Capitalization of internally developed software and other	(5,959)	(5,379)
NET CASH USED IN INVESTING ACTIVITIES	(20,843)	(226,659)

FINANCING ACTIVITIES
Borrowing under credit facilities	—	100,000
Repayments on long-term debt	(31,775)	(22,606)
Net change in bank overdraft and other	(2,002)	(7,808)
Change in restricted cash, cash equivalents, and short-term investments	7,757	42,895
Deferred financing costs	(61)	(1,472)
Payment of common stock dividends	(2,418)	(2,412)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(28,499)	108,597

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,909	(69,954)
Cash and cash equivalents at beginning of period	90,702	141,295
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$107,611	$71,341

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$264	$34
Equipment financed	$36	$37,973

(1)              2013 and 2012 were impacted by $17.8 million and $18.0 million, respectively, in contributions made to the Company’s nonunion defined benefit pension plan.

(2)              During second quarter 2013, the Company acquired a privately-held logistics business that has been reported within the Household Goods Moving Services segment.

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
	(Unaudited)
	($ thousands, except per share data)
ARKANSAS BEST CORPORATION — CONSOLIDATED

Net Income (Loss)
Amounts on a GAAP basis	$13,982	$6,518	$5,465	$197
Tax benefits(1)	(550)	(396)	(766)	(3,729)
Transaction costs, after-tax(2)	—	—	—	1,294
Pension settlement expense, after-tax(3)	1,115	—	1,115	—
Non-GAAP amounts	$14,547	$6,122	$5,814	$(2,238)

Diluted Earnings (Loss) Per Share
Amounts on a GAAP basis	$0.52	$0.24	$0.20	$—
Tax benefits(1)	(0.02)	(0.02)	(0.03)	(0.15)
Transaction costs, after-tax(2)	—	—	—	0.05
Pension settlement expense, after-tax(3)	0.04	—	0.04	—
Non-GAAP amounts	$0.54	$0.22	$0.21	$(0.10)

ARKANSAS BEST CORPORATION — CONSOLIDATED

Earnings Before Interest, Taxes, Depreciation and Amortization
Net income	$13,982	$6,518	$5,465	$197
Interest expense	993	1,609	3,279	3,863
Income tax provision (benefit)	7,022	5,258	101	(4,873)
Depreciation and amortization	21,569	23,820	67,569	63,990
Amortization of share-based compensation	1,095	1,369	3,579	4,711
Amortization of actuarial losses and pension settlement expense	2,994	2,846	8,818	8,539
EBITDA	47,655	41,420	88,811	76,427

Transaction costs, pre-tax(2)	—	—	—	2,129
Adjusted EBITDA	$47,655	$41,420	$88,811	$78,556

(1)              Tax benefit adjustments related to deferred tax asset valuation allowances.

(2)              Transaction costs associated with the June 15, 2012 acquisition of Panther Expedited Services, Inc.

(3)              Settlement expense related to the Company’s nonunion defined benefit pension plan which was frozen effective July 1, 2013.

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate EBITDA differently, and therefore the Company’s EBITDA may not be comparable to similarly titled measures of other companies.

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30 2013			Three Months Ended September 30 2012
	Operating Income	Depreciation and Amortization	EBITDA	Operating Income	Depreciation and Amortization	EBITDA
Premium Logistics & Expedited Freight Services(1)	$3,102	$2,665	$5,767	$804	$2,491	$3,295
Domestic & Global Transportation Management	541	171	712	671	91	762
Emergency & Preventative Maintenance	845	138	983	872	124	996
Household Goods Moving Services	1,835	354	2,189	1,425	169	1,594
Total non-asset-based segments	$6,323	$3,328	$9,651	$3,772	$2,875	$6,647

	Nine Months Ended September 30 2013			Nine Months Ended September 30 2012
	Operating Income	Depreciation and Amortization	EBITDA	Operating Income	Depreciation and Amortization	EBITDA

Premium Logistics & Expedited Freight Services(1)	$3,745	$7,809	$11,554	$1,284	$2,965	$4,249
Domestic & Global Transportation Management	1,564	449	2,013	1,657	245	1,902
Emergency & Preventative Maintenance	2,367	400	2,767	1,430	373	1,803
Household Goods Moving Services	2,552	880	3,432	798	527	1,325
Total non-asset-based segments	$10,228	$9,538	$19,766	$5,169	$4,110	$9,279

(1)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software, which were acquired in conjunction with the purchase of Panther Expedited Services, Inc. on June 15, 2012. Amounts for the nine months ended September 30, 2012 reflect the period from the date of acquisition, June 15, to September 30.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended September 30				Nine Months Ended September 30
	2013		2012		2013		2012
	(Unaudited) ($ thousands)
OPERATING REVENUES
Freight Transportation	$471,031		$450,156		$1,325,062		$1,287,020

Premium Logistics & Expedited Freight Services(1)	65,851		60,445		179,533		71,280
Domestic & Global Transportation Management	28,669		17,342		74,554		44,954
Emergency & Preventative Maintenance	37,047		32,785		102,504		85,264
Household Goods Moving Services	30,530		25,702		65,358		61,233
Total non-asset-based segments	162,097		136,274		421,949		262,731

Other revenues and eliminations	(9,714)		(8,884)		(26,012)		(20,795)
Total consolidated operating revenues	$623,414		$577,546		$1,720,999		$1,528,956

OPERATING EXPENSES AND COSTS
Freight Transportation
Salaries, wages, and benefits	$276,683	58.7%	$272,102	60.4%	$816,502	61.6%	$806,158	62.6%
Fuel, supplies, and expenses	84,714	18.0	83,777	18.6	250,486	18.9	247,113	19.2
Operating taxes and licenses	10,864	2.3	10,890	2.4	32,793	2.5	32,514	2.5
Insurance	6,858	1.5	4,942	1.1	17,410	1.3	15,408	1.2
Communications and utilities	3,724	0.8	3,811	0.8	11,535	0.9	11,069	0.9
Depreciation and amortization	17,621	3.7	20,366	4.5	56,162	4.2	58,403	4.5
Rents and purchased transportation	50,507	10.7	44,015	9.8	133,236	10.1	116,912	9.1
Gain on sale of property and equipment	(93)	—	(65)	—	(487)	—	(578)	—
Pension settlement expense	1,612	0.3	—	—	1,612	0.1	—	—
Other	1,325	0.3	1,841	0.5	5,649	0.4	5,781	0.4
	453,815	96.3%	441,679	98.1%	1,324,898	100.0%	1,292,780	100.4%

Premium Logistics & Expedited Freight Services(1)
Purchased transportation	$50,220	76.3%	$46,260	76.5%	$137,489	76.6%	$54,507	76.5%
Depreciation and amortization(1)	2,665	4.0	2,491	4.1	7,809	4.3	2,965	4.2
Salaries, benefits, insurance, and other	9,864	15.0	10,890	18.1	30,490	17.0	12,524	17.5
	62,749	95.3%	59,641	98.7%	175,788	97.9%	69,996	98.2%

Domestic & Global Transportation Management	28,128		16,671		72,990		43,297
Emergency & Preventative Maintenance	36,202		31,913		100,137		83,834
Household Goods Moving Services	28,695		24,277		62,806		60,435
Total non-asset-based segments	155,774		132,502		411,721		257,562

Other expenses and eliminations	(6,677)		(8,868)		(21,188)		(17,833)
Total consolidated operating expenses and costs	$602,912		$565,313		$1,715,431		$1,532,509

(1)          Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software, which were acquired in conjunction with the purchase of Panther Expedited Services, Inc. on June 15, 2012. Amounts for the nine months ended September 30, 2012 reflect the period from the date of acquisition, June 15, to September 30.

Note:  See the following page for description of segments.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
	(Unaudited) ($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation	$17,216	$8,477	$164	$(5,760)

Premium Logistics & Expedited Freight Services	3,102	804	3,745	1,284
Domestic & Global Transportation Management	541	671	1,564	1,657
Emergency & Preventative Maintenance	845	872	2,367	1,430
Household Goods Moving Services	1,835	1,425	2,552	798
Total non-asset-based segments	6,323	3,772	10,228	5,169

Other income (loss) and eliminations(1)	(3,037)	(16)	(4,824)	(2,962)
Total consolidated operating income (loss)	$20,502	$12,233	$5,568	$(3,553)

(1)         Other income (loss) and eliminations for 2013 includes a $1.4 million reserve adjustment related to workers’ compensations claims associated with an insolvent insurance carrier.

Description of Segments:

•          Freight Transportation includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®.

•          Panther Expedited Services, Inc., which was acquired on June 15, 2012, is reported as Premium Logistics & Expedited Freight Services.

•          Domestic & Global Transportation Management includes the company’s transportation brokerage services, ocean container transport, and warehousing services operating as ABF Logistics.

•          Emergency & Preventative Maintenance includes the roadside vehicle assistance and commercial equipment services subsidiary FleetNet America, Inc.

•          Household Goods Moving Services includes Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.

Certain reclassifications have been made to the prior year’s operating segment data to conform to the current year presentation. The operating results of Global Supply Chain Services and Supply Chain Services, businesses which provide ocean container transport and warehousing services, have been reclassified from the Freight Transportation segment to the Domestic & Global Transportation Management segment. There was no impact on consolidated amounts as a result of these reclassifications.

ARKANSAS BEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2013	2012	% Change	2013	2012	% Change
	(Unaudited)

Freight Transportation (1)

Workdays	63.5	63.0		190.0	190.5

Billed Revenue (2) / CWT	$28.67	$28.46	0.7%	$27.78	$27.92	(0.5)%

Billed Revenue (2) / Shipment	$390.44	$391.47	(0.3)%	$381.11	$378.21	0.8%

Shipments	1,201,981	1,141,168	5.3%	3,488,337	3,410,012	2.3%

Shipments / Day	18,929	18,114	4.5%	18,360	17,900	2.6%

Tonnage (tons)	818,471	784,713	4.3%	2,393,055	2,309,390	3.6%

Tons / Day	12,889	12,456	3.5%	12,595	12,123	3.9%

(1)         Based on the previously described reclassifications that have been made to the prior year’s operating segment data and statistics to conform to the current year presentation, operations of Global Supply Chain Services and Supply Chain Services are excluded from key operating statistics for the Freight Transportation Segment.

(2)         Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Contact:	Investors: Mr. David Humphrey, Vice President, Investor Relations
Telephone: (479) 785-6200

Media: Ms. Kathy Fieweger, Vice President, Marketing and Corporate Communications
Telephone: (479) 719-4358

END OF RELEASE